United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

December 13, 2011
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

1-6479-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

            The Board of Directors of Overseas Shipholding Group, Inc. (the “Registrant”) believes that the fees that are paid to its non-employee directors are reasonable and competitive with the fees paid to non-employee directors of comparable companies.  As previously reported on June 9, 2009, March 8, 2010 and March 17, 2011 in order to demonstrate the Board’s commitment to reducing the Corporation’s general and administrative costs, the Board approved reductions in certain cash fees payable to the Registrant’s non-employee directors, effective for the one year periods from July 1, 2009 to June 30, 2010, from July 1, 2010 to June 30, 2011 and from July 1, 2011 to June 30, 2012, respectively.  On December 13, 2011, the Board approved the following reductions or elimination in cash fees payable to the Registrant’s non-employee directors during calendar 2012 and requested that non-employee directors defer payment of all cash fees payable during 2012 pursuant to the Registrant’s Non-Employee Director Deferred Compensation Plan:

•
Elimination of meeting fees for members of the Board ($2,000 per meeting), Audit Committee ($2,000 per meeting), Compensation Committee ($1,500 per meeting – previously reduced from $2,000 per meeting) and Corporate Governance and Nominating Committee ($1,000 per meeting – previously reduced from $2,000 per meeting).

•	Reduction of annual retainer for the Chairman of the Audit Committee from $15,000 to $10,000.

•
Elimination of annual retainers for the Chairman of the Compensation Committee ($10,000) and the Chairman of the Corporate Governance and Nominating Committee ($5,000 – previously reduced from $7,500).

•	Reduction of the annual retainer for the nonexecutive Chairman of the Board from $112,500 (previously reduced from $125,000) to $83,333.

            The annual retainer for members of the Board remains at $45,000 through June 30, 2012 (previously reduced from $50,000).

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: December 19, 2011	By	/s/James I. Edelson
		Name: Title:	James I. Edelson Senior Vice President, General Counsel and Secretary